Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, DC. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☒ Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

ODYSSEY TRANSFER AND TRUST COMPANY

(Exact name of Trustee as specified in its charter)

84-2639448

I.R.S Employer

Identification Number

860 Blue Gentian Rd, Suite 320
Eagan, MN	55121
(address of principal executive offices)	(Zip Code)

Rebecca Paulson

ODYSSEY TRANSFER AND TRUST COMPANY

860 Blue Gentian Rd, Suite 320

Eagan, MN 55121

(651) 392-1654

PHOENIX ENERGY ONE, LLC

(Issuer with respect to the Securities)

Delaware	83-4526672
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18575 Jamboree Road, Suite 830 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Senior Subordinated Junior Lien Notes

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

(a) Name and address of each examining or supervising authority to which it is subject.

i.	State of Minnesota

Minnesota Department of Commerce

Financial Institutions Division

85 7th Place East | Suite 280 |

Saint Paul, MN 55101

(b) Whether it is authorized to exercise corporate trust powers.

i.	Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Item 3-15	Not Applicable

Item 16	List of Exhibits: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the articles of association of the Trustee as now in effect (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-296428)

2.	A copy of the certificate of authority of the Trustee to commence business (contained in articles of association)

3.	A copy of the authorization of the Trustee to exercise corporate trust powers. (contained in articles of association)

4.	A copy of the existing bylaws of the Trustee, or instruments corresponding thereto (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-296428)

5.	A copy of each Indenture referred to in Item 4 (not applicable)

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939 (attached hereto as Exhibit 6)

7.	Report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority (attached hereto as Exhibit 7)

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Odyssey Transfer and Trust Company, a trust company organized and existing under the laws of the State of Minnesota, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Eagan, in the State of Minnesota, on the 22nd day of October, 2026.

Odyssey Transfer and Trust Company, as Trustee

/s/ Rebecca Paulson
Name:	Rebecca Paulson
Title:	President

EXHIBIT 6

(See Attached)

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Odyssey Transfer and Trust Company, a trust company organized and existing under the laws of the State of Minnesota, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Eagan, in the State of Minnesota, on the 22nd day of October, 2026.

Odyssey Transfer and Trust Company, as Trustee

By:	/s/ Rebecca Paulson
Name:	Rebecca Paulson
Title:	President

EXHIBIT 7

(See Attached)

ODYSSEY HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(IN CANADIAN DOLLARS)

	Notes	December 31, 2025	December 31, 2024
Assets

Current assets
Cash		$22,812,924	$13,429,682
Investments	6	20,427,500	18,500,000
Accounts receivable	14	12,559,121	6,351,454
Prepaid expenses and deposits		630,167	438,255

		56,429,712	38,719,391
Investments	6	5,500,000	9,500,000
Restricted cash	5	825,004	864,788
Right-of-use assets	7	2,017,358	2,327,085
Intangible assets		227,324	47,278
Property and equipment		78,825	78,025
Deferred tax asset		26,500	66,000

		$65,104,723	$51,602,567

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	14	$10,718,724	$5,817,310
Deferred revenue	8	1,160,047	673,201
Current lease liability	9	1,247,309	1,266,656
Current tax liability		1,346,840	1,299,836

		14,472,920	9,057,003
Lease liability	9	969,009	1,379,484

Shareholders’ equity		15,441,929	10,436,487
Share capital	11	5,038,363	2,888,863
Contributed surplus		4,037,716	4,570,578
Cumulative translation adjustment		3,406	175,698
Retained earnings		40,583,309	33,530,941

		49,662,794	41,166,080

		$65,104,723	$51,602,567

Commitments and contingencies (Note 16); Subsequent event (Note 17)

The accompanying notes are an integral part of these consolidated financial statements.

Approved by the Board of Directors:

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